Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On August 20, 2019, Elanco Animal Health Incorporated (“Elanco,” “our” or “we”) and Bayer Aktiengesellschaft (“Bayer”) entered into the Share and Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Elanco agreed to purchase Bayer’s animal health business (the “Bayer Animal Health Business”) in exchange for cash and Elanco shares (the “Acquisition”). The unaudited pro forma condensed combined financial data set forth below gives effect to the following:

•	the Acquisition, which is expected to close in the second half of 2020, the actual date of closing to be determined and subject to the satisfaction or waiver of certain closing conditions (the “Closing”);

•	the debt financing expected to be obtained by Elanco to fund a portion of the cash consideration of the Acquisition, to refinance certain existing indebtedness and pay fees and expenses related to the Transactions (the “Debt Financings”);

•	the impact of the publicly announced disposals of the Osurnia and Capstar product lines in connection with the Acquisition; and

•	the issuance of expected equity financings (the “Units”, and collectively with the Common Stock, the “Equity Financings”), including issuances of (i) shares of our Common Stock, no par value per share (“Common Stock”) and (ii) units (“Units”), consisting of prepaid stock purchase contracts and amortizing notes, each issued by Elanco, to fund a portion of the cash consideration of the Acquisition and pay fees and expenses related to the Transactions (collectively, the “Transactions”).

The final purchase price of the Acquisition, which is denominated in U.S. dollars, will vary based on the trading price of our Common Stock, the amount of working capital acquired and certain other adjustments. The terms and conditions of the financing that will be used to fund the Acquisition, including the amount of debt we will actually incur and the form of the borrowings have not been finally determined and are subject to change.

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they occurred on September 30, 2019 and the unaudited pro forma condensed combined statements of operations give effect to the Transactions as if they occurred as of January 1, 2018. The unaudited pro forma condensed combined financial data has been prepared by management in accordance with the regulations of the SEC and is not necessarily indicative of what the combined financial position or results of operations actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial data do not purport to project the future financial position or results of operations of the combined entity. There were no material transactions between Bayer and Elanco during the period presented in the unaudited pro forma condensed combined financial data that would need to be eliminated.

The unaudited pro forma condensed combined financial data have been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States (“U.S. GAAP”), with Elanco being the accounting acquirer. The pro forma adjustments are preliminary and based on currently available information and are subject to change. Any difference between these preliminary estimates and the final acquisition accounting may occur and could have a material impact on the accompanying unaudited pro forma condensed combined financial data.

The unaudited pro forma condensed combined financial data gives pro forma effect to events that are directly attributable to the Acquisition, are factually supportable, and with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statement of operations excludes $196.6 million of non-recurring costs expected to be incurred in connection with the Acquisition and the impact of any incremental cost of sales related to the increase of the Bayer Animal Health Business inventory by $127.4 million to fair value at the acquisition date, which is expected to be recorded within the first year after the Acquisition.

All financial data included in the unaudited condensed combined financial data is presented in millions of U.S. dollars and has been prepared on the basis of U.S. GAAP and Elanco’s accounting policies. For the purpose of the pro forma condensed combined financial data, the Bayer Animal Health Business’ historical combined financial data has been converted from International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) to U.S. GAAP and Elanco’s accounting policies for material accounting policy differences and translated from Euro to U.S. dollars. The conversion from IFRS to U.S. GAAP was based on information available to Elanco.

The pro forma adjustments included in this document are subject to modification based on changes to the final terms of the Debt Financings, changes to interest rates, changes in share prices, the final determination of the fair value of the assets acquired and liabilities assumed, additional analysis, and additional information that may become available, which may cause the final adjustments to be materially different from the pro forma condensed combined financial data presented below.

The unaudited pro forma condensed combined financial data presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions had been completed on the dates set forth above, nor is it indicative of future results or financial position of the combined company. The unaudited pro forma condensed combined statements of operations do not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition or any further potential divestitures that may occur prior to, or subsequent to, the completion of the Acquisition or any acquisition and integration costs that may be incurred. The pro forma adjustments, which Elanco believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial data. The final adjustments may be materially different from the pro forma condensed combined financial data presented in this document.

The unaudited pro forma condensed combined financial data should be read together with the Bayer Animal Health Business’ audited combined financial statements for the year ended December 31, 2018 and the Bayer Animal Health Business’ unaudited combined interim financial statements as of and for the nine months ended September 30, 2019 and 2018, all of which are included elsewhere in this Form 8-K, as well as Elanco’s consolidated and combined financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2018 and Elanco’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2019.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

(Dollars in millions)

	Elanco	Bayer Animal Health Business(A)	Pro forma Adjustments	Note	Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$309.2	$—	$—	(C)	$309.2
Account receivable, net	758.3	243.1	(238.7)	(B)	762.7
Inventories	1,068.7	347.6	120.3	(B) (G)	1,536.6
Prepaid expenses and other	174.2	1,412.4	(1,269.4)	(B)	317.2
Total current assets	2,310.4	2,003.1	(1,387.8)		2,925.7
Non-current assets:
Goodwill	2,946.4	108.9	3,961.1	(B)	7,016.4
Other intangibles, net	2,435.0	138.6	3,100.6	(B)	5,674.2
Other non-current assets	220.2	226.6	(53.7)	(B)	393.1
Property and equipment, net	911.7	262.9	69.8	(F)	1,244.4
Total assets	$8,823.7	$2,740.1	$5,690.0		$17,253.8
LIABILITIES
Current liabilities:
Accounts payable	206.1	141.9	(98.0)	(B)	250.0
Employee compensation	88.8	26.1	—		114.9
Sales rebates and discounts	182.2	57.2	—		239.4
Current portion of long-term debt	24.5	139.8	(139.8)	(B)	24.5
Other current liabilities	181.5	89.2	—		270.7
Payable to Lilly	58.4	—	—		58.4
Total current liabilities	741.5	454.2	(237.8)		957.9
Non-current liabilities:
Long-term debt	2,335.6	11.0	4,055.4	(D)	6,402.0
Accrued retirement benefits	81.4	213.4	(5.8)	(B)	289.0
Deferred taxes	81.1	41.8	674.0	(B)(G)	796.9
Other noncurrent liabilities	96.4	58.4	—		154.8
Total liabilities	3,336.0	778.8	4,485.8		8,600.6
EQUITY
Common stock	—	—	—		—
Additional paid in capital	5,646.4	—	3,245.0	(E)	8,891.4
Invested equity attributable to Bayer Group	—	1,961.3	(1,961.3)	(E)	—
Retained earnings	93.8	—	(79.5)	(E)	14.3
Accumulated other comprehensive loss	(252.5)	—	—		(252.5)
Total Equity	5,487.7	1,961.3	1,204.2		8,653.2
TOTAL LIABILITIES AND EQUITY	$8,823.7	$2,740.1	$5,690.0		$17,253.8

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(Dollars and shares in millions, except per-share data)

	Elanco	Bayer Animal Health Business(A)	Pro forma Adjustments	Note	Pro forma
Revenue	$3,066.8	$1,781.8	$(59.7)	(G)	$4,788.9
Costs, expenses and other:
Cost of sales	1,573.8	585.3	(17.8)	(G), (H)	2,141.3
Research and development	246.6	171.8	—		418.4
Marketing, selling, and administrative expense	735.2	649.2	22.2	(I)	1,406.6
Amortization of intangible assets	197.4	14.5	293.3	(J)	505.2
Asset impairments, restructuring and other special charges	128.8	22.0	—		150.8
Interest expense, net of capitalized	29.6	5.9	219.4	(D)	254.9
Other (income) expense, net	41.3	(1.5)	—		39.8
Total expenses	2,952.7	1,447.2	517.1		4,917.0
Income (loss) before income tax expense	114.1	334.6	(576.8)		(128.1)
Income tax expense (benefit)	27.6	87.7	(167.3)	(L)	(52.0)
Net income (loss)	$86.5	$246.9	$(409.5)		$(76.1)
Earnings (loss) per share:
Basic	$0.28				$(0.18)
Diluted	$0.28				$(0.18)
Weighted average shares outstanding:
Basic	313.7		107.1	(M)	420.8
Diluted	313.7		107.1	(M)	420.8

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(Dollars and shares in millions, except per-share data)

	Elanco	Bayer Animal Health Business(A)	Pro forma Adjustments	Note	Pro forma
Revenue	$2,284.0	$1,365.3	$(41.9)	(G)	$3,607.4
Costs, expenses and other:
Cost of sales	1,060.2	419.9	(16.0)	(G), (H)	1,464.1
Research and development	202.8	114.2	—		317.0
Marketing, selling and administrative	574.3	486.9	17.0	(I)	1,078.2
Amortization of intangible assets	149.0	10.6	220.2	(J)	379.8
Asset impairment, restructuring and other special charges	133.9	56.9	(78.5)	(K)	112.3
Interest expense, net of capitalized interest	60.2	4.5	155.5	(D)	220.2
Other (income) expense, net	21.1	20.1	—		41.2
Total expenses	2,201.5	1,113.1	298.2		3,612.8
Income (loss) before income tax expense	82.5	252.2	(340.1)		(5.4)
Income tax expense (benefit)	5.1	64.2	(98.7)	(L)	(29.4)
Net income (loss)	$77.4	$188.0	$(241.4)		$24.0
Earnings (loss) per share:
Basic	$0.21				$0.05
Diluted	$0.21				$0.05
Weighted average shares outstanding:
Basic	367.7		107.1	(M)	474.8
Diluted	368.7		107.1	(M)	475.8

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(Dollars and shares in millions, except per-share data)

	Elanco	Bayer Animal Health Business(A)	Pro forma Adjustments	Note	Pro forma
Revenue	$2,267.5	$1,400.6	$(44.9)	(G)	$3,623.2
Costs, expenses and other:
Cost of sales	1,161.3	444.9	(19.3)	(G), (H)	1,586.9
Research and development	185.5	125.1	—		310.6
Marketing, selling, and administrative expense	550.1	496.1	16.9	(I)	1,063.1
Amortization of intangible assets	147.3	10.9	219.9	(J)	378.1
Asset impairments, restructuring and other special charges	82.8	12.5	—		95.3
Interest expense, net of capitalized	8.6	4.7	168.6	(D)	181.9
Other (income) expense, net	15.6	(5.1)	—		10.5
Total expenses	2,151.2	1,089.1	386.1		3,626.4
Income (loss) before income tax expense	116.3	311.5	(431.0)		(3.2)
Income tax expense (benefit)	46.2	79.7	(125.1)	(L)	0.8
Net income (loss)	$70.1	$231.8	$(305.9)		$(4.0)
Earnings (loss) per share:
Basic	$0.24				$(0.01)
Diluted	$0.24				$(0.01)
Weighted average shares outstanding:
Basic	296.0		107.1	(M)	403.1
Diluted	296.0		107.1	(M)	403.1

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Basis of Preparation

The unaudited pro forma condensed combined financial data reflects adjustments that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the consummation of the Transactions.

The unaudited pro forma condensed combined balance sheet has been prepared by combining Elanco’s balance sheet, and the Bayer Animal Health Business’ statement of financial position and applying the pro forma adjustments described below. The unaudited pro forma condensed combined statements of operations have been prepared by combining Elanco’s statement of operations and the Bayer Animal Health Business’ statement of income for the periods presented and applying the pro forma adjustments to each period described below. The historical combined financial information of the Bayer Animal Health Business has been prepared based on IFRS, which has been converted to U.S. GAAP and Elanco’s accounting policies based on available information. The pro forma condensed combined balance sheet has been prepared assuming the Transactions occurred on September 30, 2019, and the pro forma condensed combined statements of operations have been prepared assuming the Transactions occurred on January 1, 2018.

The pro forma adjustments for the Transactions are made on the basis that the Acquisition is a business combination that is accounted for under the acquisition method of accounting. Accordingly, Elanco has estimated the fair value of the Bayer Animal Health Business’ assets acquired and liabilities assumed and conformed the Bayer Animal Health Business’ accounting policies to its own for material policy differences and based on available information.

The unaudited pro forma condensed combined financial data have been prepared based upon currently available information and assumptions deemed appropriate by Elanco management and for informational purposes only and should be read in conjunction with Elanco’s and the Bayer Animal Health Business’ financial statements. The preparation of these unaudited pro forma condensed combined financial data requires management to make estimates and assumptions deemed appropriate. The unaudited pro forma condensed combined financial data are not intended to represent, or be indicative of, the actual financial position and results of operations that would have occurred if the Transactions described below had been affected on the dates indicated, nor are they indicative of Elanco’s future results.

Pro Forma Adjustments

(A)	The historical combined financial statements of the Bayer Animal Health Business were prepared in accordance with IFRS and reported in Euro. The historical combined financial information of the Bayer Animal Health Business presented in the pro forma condensed combined financial information has been converted from IFRS to U.S. GAAP and Elanco’s accounting policies for material accounting policy differences based on information available at the time of preparation and translated to U.S. dollars. A reconciliation of the historical combined financial information of the Bayer Animal Health Business from IFRS to U.S. GAAP and Elanco’s accounting policies and the foreign currency rates used to convert the historical combined financial statements to U.S. dollars are presented in Note N.

Based upon the available information, Elanco is not aware of any additional accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial data and that have not been reflected in the conversion shown in Note N. Elanco will review the Bayer Animal Health Business’ accounting policies subsequent to the Closing in more detail. As a result of that review, Elanco may identify further differences between the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial data.

(B)	Reflects the preliminary purchase price allocation among assets acquired and liabilities assumed as set forth below (in millions):

Amount
Estimated purchase price:
Cash(i)	$5,044.1
Elanco shares(ii)	2,232.9
Total	7,277.0
Preliminary purchase price allocation
Net assets of the Bayer Animal Health Business at September 30, 2019	1,961.3
Adjustments to remove assets and liabilities not acquired(iii)	(1,394.6)
Adjusted net assets of the Bayer Animal Health Business at September 30, 2019	566.7
Preliminary fair value adjustments to net assets acquired(iv)
Increase inventories to fair value	127.4
Record acquired intangible assets at fair value(iv)(a)	3,211.4
Tax impact of fair value adjustment(iv)(b)	(698.5)
Preliminary fair value of net assets acquired(iv)(c)	3,207.0
Preliminary allocation to goodwill(d)	$4,070.0

(i)	The cash consideration is based on the Purchase Agreement and adjusted for the amount of working capital at September 30, 2019 and other contractual adjustments (including intercompany trade accounts, certain pension liabilities, existing indebtedness and certain tax positions). The total cash consideration at Closing will vary due to working capital adjustments, and changes to the amount of certain acquired assets and liabilities at Closing.

(ii)	Under the Purchase Agreement, Elanco will issue Common Stock to Bayer with a value of $2.28 billion, subject to a maximum and minimum number of shares depending on the average trading price of Elanco’s Common Stock for the 20 days prior to Closing (the “Consideration Shares”). The pro forma share consideration and number of shares to be issued has been calculated based on a share price of $30.61 (the closing price of the Common Stock on the NYSE on January 16, 2020) times the maximum number of shares of 72,946,429. The pro forma assumes the maximum shares as this is the number of shares that would have been issued based on the average trading price of the Common Stock for the 20 days ending January 16, 2020. The range of Elanco’s share closing price between the date the offer for the Bayer Animal Health Business was made public and on January 16, 2020 was 28%. A 28% decrease in the share price of our Common Stock would change the value of the Consideration Shares by approximately $625.2 million.

(iii)	Certain assets and liabilities reflected on the Bayer Animal Health Business’ historical combined statement of financial position will not be acquired by Elanco pursuant to the terms of the Purchase Agreement. These primarily relate to amounts due to the Bayer Animal Health Business’ from their parent company.

(iv)	The preliminary fair value adjustments are based on the data available to Elanco and are subject to change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired will have a corresponding impact on the amount of the goodwill. In addition, a change in the amount of property, plant, and equipment and other identifiable intangible assets will have a direct impact on the amount of amortization and depreciation recorded in future periods. The impact of any changes in the purchase price allocation may have a material impact on the amounts presented in this pro forma condensed combined financial data and in future periods.

(a)	Represents the recognition of intangible assets at fair value, offset by intangible assets associated with the divested product lines, calculated as follows (in millions):

Amount
Marketed Products	$3,150.0
IPR&D	200.0
Total fair value	3,350.0
Less: Historical intangible assets of Bayer Animal Health Business	(138.6)
Less: Intangible assets related to divested Products (Note G)	(110.8)
Pro forma adjustment	$3,100.6

(b)	The estimated tax impact is based on assumed tax rate of 29%, which is a blended average statutory rate based on the assumed jurisdiction for the pro forma adjustments and the current structure.

(c)	The estimated fair value of the net assets assumes no fair value adjustment related to property and equipment as Elanco is unable to estimate the fair value based on information available, however Elanco does anticipate that its final purchase accounting will include an increase in the value of the property and equipment. An increase in the fair value of property and equipment will result in a corresponding decrease in goodwill. For example, an increase in property and equipment of 20% would result in an increase of $52.6 million in property and equipment and an increase in depreciation expense, assuming a 10 year life, of $5.3 million.

(d)	The pro forma adjustment to goodwill represents the estimated goodwill of $4,070.0 million less the historical goodwill on the Bayer Animal Health Business balance sheet of $108.9 million.

(C)	Reflects the impact on cash and cash equivalents of the Transactions as follows (in millions):

Amount
Net proceeds from Debt Financing (Note D)	$4,364.7
Net proceeds from Equity Financings (Note E)	1,091.3
Proceeds from divestitures (Note G)	232.2
Estimated Elanco transaction costs (Note E, F)	(266.6)
Repayment of debt (Note D)	(377.5)
Cash consideration for the Acquisition (Note B)	(5,044.1)
Pro forma adjustment	$—

(D)	Reflects the impact on the net change in borrowings resulting from the Transactions and the associated impact of additional interest expense (in millions):

			Interest expense
	Amount	Term	Year Ended December 31, 2018	Nine month ended September 30, 2019	Nine months ended September 30, 2018
Term Loan(i)	$3,000.0	7	$138.3	$103.7	$103.7
Bridge Financing(i)	1,490.8	7	68.7	51.5	51.5
Units (Note E)	79.2		1.9	1.2	1.5
Debt issuance costs(iii)	(126.1)	7	18.0	13.5	13.5
Repayment of debt(ii)	(377.5)		(4.9)	(13.0)	(0.3)
Debt not acquired(iv) (Note B)	(11.0)		(2.4)	(1.2)	(1.2)
Interest expense related to pension plans not acquired			(0.2)	(0.2)	(0.1)
Total	$4,055.4		$219.4	$155.5	$168.6

(i)	Represents the estimated total borrowings and assumes use of the financing available under the commitment letter Elanco entered into on August 19, 2019 and no use of the Revolving Credit Facility at Closing. Assumes an interest rate of 4.61% for both the Term Loan and Bridge Financing. A 0.125% change in the assumed interest rate would change total pro forma interest expense by $5.6 million for the year ended December 31, 2018 and $4.3 million for the nine months ended September 30, 2019 and 2018.

(ii)	Elanco intends to use a portion of the proceeds from the acquisition financing to repay a portion of its existing debt.

(iii)	The debt issuance costs are amortized over an estimated life of 7 years.

(iv)	The interest expense associated with the debt not acquired is related to total debt, including $139.8 million that was presented in current liabilities.

Elanco expects to issue a new series of notes and enter into new credit facilities prior to Closing, and does not expect to ultimately use the borrowings available under the commitment letter. In addition, the amount of borrowings will be impacted by various items including the cash consideration at Closing and the proceeds from the Equity Financings. A change in the form and the amount of the borrowings, and the associated change in the interest rate and fees, will result in a change in the pro forma interest expense and interest expense in future periods.

(E)	Represents the elimination of the Bayer Animal Health Business’ historical equity and the impact of the Transactions as follows (in millions):

	Equity attributable to the Bayer Group	Additional paid in capital	Retained Earnings	Total
Eliminate Bayer Animal Health Business’ Equity	$(1,961.3)	$—	$—	$(1,961.3)
Share Consideration (Note B)	—	2,232.9	—	2,232.9
Proceeds from the Equity Financings(i)	—	1,012.1	—	1,012.1
Estimated gain on divestitures (Note G)	—	—	117.1	117.1
Less: Estimated costs(ii)	—		(196.6)	(196.6)
Total	$(1,961.3)	$3,245.0	$(79.5)	$1,204.2

(i)	Represents the estimated net proceeds from the anticipated Equity Financings, comprised of the following:

Amount
Net proceeds from issuance of Common Stock(a)	$563.2
Net proceeds from issuance of Units(b)	528.1
Total Net Proceeds	1,091.3
Less: Loan component of the Units	(79.2)
Pro forma adjustment	$1,012.1

(a)	The maximum number of shares of Common Stock Elanco can issue in any Equity Financings is 42,151,706. The estimated proceeds from the issuance of shares of Common Stock is based on an assumption that 19,159,866 of the shares will be issued in a Common Stock offering at an issuance price of $30.61 per share.

(b)	The estimated net proceeds from the issuance of Units has been assumed to be $528.1 million. The proceeds were bifurcated between debt and equity based on the estimated coupon payment to be paid over the term of the Units. Assuming an estimated yield of 5.0%, we have estimated the value of debt at $79.2 million, with the remainder, which will be settled in shares, recorded in additional paid in capital. The total number of shares to be issued to settle the Units may vary based on the terms of the Units. The pro forma financial information has been prepared assuming the issuance of the minimum number of shares. The actual number of shares is variable based on the value of our Common Stock with a minimum and maximum number of shares. The Unit (excluding the debt components) are reflected as equity on the consolidated balance sheet based on the assumption that the shares to be issued will either be the maximum or minimum at the settlement date. Under U.S. GAAP, Elanco will be required to reassess this assumption each reporting period and if the number of shares is estimated to fall between the minimum and maximum the Units will be reclassified to liabilities on the balance sheet.

(ii)	Represents the impact on retained earnings of the estimated costs to be paid by Elanco that will be recorded at the Acquisition and integration costs. These transaction costs are excluded from the pro forma condensed combined statement of operations, as they are non-recurring in nature.

(F)	In connection with the Acquisition, Elanco will incur approximately $70 million of costs related to capitalized software and services that is payable at Closing, which is offset by the disposal of $0.2 million of property and equipment related to the divestitures.

(G)	In connection with the Acquisition, Elanco has announced the disposal of Osurnia and Capstar for an aggregate of $232.2 million (after tax) of proceeds. This adjustment represents the removal of the assets and liabilities expected to be disposed as a result of the disposal of Osurnia and Capstar, including inventories of $7.1 million, fixed assets of $0.2 million, intangible assets of $110.8 million and deferred tax liabilities of $3.0 million, and the removal of the operating results (sales, cost of products sold and operating expenses) of such disposed product lines. Elanco is in discussions for potential additional product disposals in order to receive regulatory approval for the Acquisition, which additional disposals are not reflected in this document. Based on the product lines we believe most likely to be disposed, we estimate a further reduction of revenue estimated at $60 million to $80 million. However, the cost, scope and impact of the divestitures required to obtain antitrust approval is uncertain and, as a result, revenue from disposed product lines may be greater or less than currently estimated. See “Risk Factors — Risks Related to Pending Acquisition of Bayer Animal Health Business — The proposed acquisition of the animal health business of Bayer (Bayer Acquisition) may not be completed on the anticipated terms and there are uncertainties and risks related to consummating the Bayer Acquisition” in Elanco’s Quarterly Report on From 10-Q filed with the SEC on November 8, 2019 . Any additional proceeds resulting from the disposal of further businesses will be used to reduce the amount of new borrowings.

(H)	Represents the impact of the divestitures (see Note G) and the elimination of pension expense related to pension obligations that will not be acquired. The pension expense included in cost of sales is $1.0 million, $0.6 million and $0.6 million for the year ended December 31, 2018, and the nine months ended September 30, 2019 and 2018, respectively.

(I)	Reflects the impact of the Transactions calculated as follows (in millions):

	Year Ended December 31, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Depreciation expense on capitalized assets	$23.3	$17.5	$17.5
Impact of divestitures (Note G)	(0.1)	—	(0.1)
Impact of pensions not acquired	(1.0)	(0.5)	(0.5)
Total	$22.2	$17.0	$16.9

(J)	Represents the incremental amortization expense resulting from the Transactions (in millions):

	Year ended December 31, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Amortization of acquired intangible assets(i)	$315.0	$236.3	$236.3
Less: Historical amortization of Bayer Animal Health Business’	(14.5)	(10.6)	(10.9)
Less: Historical amortization of divested intangible assets (Note G)	(7.2)	(5.5)	(5.5)
Total	$293.3	$220.2	$219.9

(i)	Amortization expense is based on the preliminary estimated value of the marketed products and assuming an average life of 10 years. If the estimated fair value changed by 10%, amortization would change by $310 million.

(K)	Represents the elimination of costs incurred by Elanco ($21.4 million) and Bayer ($57.1 million) related to the Acquisition, which are excluded from the pro forma statement of operations due to non-recurring nature of the expenses.

(L)	The estimated tax impact is based on an assumed tax rate of 29.0%, which is a blended average statutory rate based on the assumed jurisdiction for the pro forma adjustments and current structure.

(M)	The total number of outstanding shares will be impacted by the Transactions. The estimated impact is calculated as follows (in millions):

Number of Shares Issued
Consideration Shares	72.9
Shares issued in the Equity Financings	19.2
Shares to settle Units	15.0
Adjustment to basic and diluted shares outstanding	107.1

(N)	The following is a reconciliation of the Bayer Animal Health Business’ historical combined financial information from IFRS to U.S. GAAP and Elanco’s accounting policies. This reconciliation is based on information currently available, and is subject to change upon a future assessment of the potential differences after Closing.

UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED

STATEMENT OF FINANCIAL POSITION

AS OF SEPTEMBER 30, 2019

(in millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)
ASSETS
Current assets:
Trade accounts receivable	€221	$243.1	$—		$243.1	Accounts receivable, net
Inventories	316	347.6	—		347.6	Inventories
Other financial assets	1,154	1,269.4	(1,269.4)	a.
Other receivables	24	26.4	(26.4)	a.
Claims for income tax refunds	106	116.6	(116.6)	a.
Prepaid expenses and other current assets	—	—	1,412.4	a.	1,412.4	Prepaid expense and other current assets
Total current assets	1,821	2,003.1	—		2,003.1
Noncurrent assets:
Goodwill	99	108.9	—		108.9	Goodwill
Other intangible assets	126	138.6	—		138.6	Other intangibles, net
Other financial assets	2	2.2	(2.2)	a.
Other receivables	4	4.4	(4.4)	a.
Deferred taxes	183	201.3	(201.3)	a.
			226.6	a.	226.6	Other noncurrent assets
Property, plant and equipment	256	281.6	(18.7)	a.	262.9	Property and equipment, net
Total assets	€2,491	$2,740.1	$—		$2,740.1

LIABILITIES
Current liabilities
Trade accounts payable	€129	$141.9	$—		$141.9	Accounts payable
Refund liabilities	52	57.2	—	a.	57.2	Sales Rebates and Discounts
			139.8	a.	139.8	Current Portion Debt
Other provisions	73	80.3	(80.3)	a.
			26.1	a.	26.1	Employee compensation
Contract liabilities	4	4.4	(4.4)	a.
Financial liabilities	145	159.5	(159.5)	a.
Income tax liabilities	1	1.1	(1.1)	a.
Other liabilities	29	31.9	57.3	a.	89.2	Other current liabilities
Total current liabilities	433	476.3	(22.1)		454.2
Noncurrent liabilities:
Financial Liabilities	11	12.1	(12.1)	a.
			11.0	a.	11.0	Long term debt
Provisions for pensions and other post-employment benefits	263	289.3	(75.9)	d.	213.4	Accrued retirement benefits
Deferred taxes	38	41.8	—	a.	41.8	Deferred taxes
Other liabilities	7	7.7	50.7	a.	58.4	Other noncurrent liabilities
Other provisions	25	27.5	(27.5)	a.
Total liabilities	€777	$854.7	$(75.9)		$778.8
Total Equity	1,714	1,885.4	75.9	d.	1,961.3
Total liabilities and equity	€2,491	$2,740.1	$—		$2,740.1

UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED

STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2018

(in millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)
Net Sales	€1,510	$1,781.8	$—		$1,781.8	Revenue
Expenses
Cost of goods sold	480	566.4	18.9	b, d., e	585.3	Cost of sales
Research and development expenses	142	167.6	4.2	c.	171.8	Research and development
Selling expenses	534	630.1	(630.1)	a.
General and administration expenses	55	64.9	(64.9)	a.
			649.2	a, e.	649.2	Marketing, selling and administration
			14.5	a.	14.5	Amortization of intangible assets
			22.0	a.	22.0	Asset impairments, restructuring, and other special charges
			5.9	a.	5.9	Interest expense, net of capitalized interest
Other operating income	(14)	(16.5)	16.5	a.
Other operating expenses	14	16.5	(16.5)	a.
Financial income	(1)	(1.2)	1.2	a.
Financial expense	10	11.8	(11.8)	a.
			(1.5)	a.	(1.5)	Other expense (income), net
Income taxes	76	89.7	(2.0)	g	87.7	Income tax expense
Income after income taxes	€214	$252.5	$(5.6)		$246.9	Net income (loss)

UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED

STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(in millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)
Net Sales	€1,219	$1,365.3	$—		$1,365.3	Revenue
Expenses
Cost of goods sold	370	414.4	5.5	b., d., e.	419.9	Cost of sales
Research and development expenses	102	114.2	—	c.	114.2	Research and development
Selling expenses	411	460.3	(460.3)	a.
General and administration expenses	90	100.8	(100.8)	a.
			486.9	a., e.	486.9	Marketing, selling and administration
			10.6	a.	10.6	Amortization of intangible assets
			56.9	f.	56.9	Asset impairments, restructuring, and other special charges
			4.5	a.	4.5	Interest expense, net of capitalized interest
Other operating income	(4)	(4.5)	4.5	a.
Other operating expenses	11	12.3	(12.3)	a.
Financial expense	15	16.8	(16.8)	a.
			20.1	a.	20.1	Other (income) expense, net
Income taxes	57	63.8	0.4	g.	64.2	Income tax expense
Income after income taxes	€167	$187.2	$0.8		$188.0	Net income (loss)

UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED

STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(In millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)
Net Sales	€1,177	$1,400.6	$—		$1,400.6	Revenue
Cost of goods sold	364	433.2	11.7	b., d., e.	444.9	Cost of sales
Research and development expenses	101	120.2	4.9	c.	125.1	Research and development
Selling expenses	401	477.2	(477.2)	a.
General and administration expenses	40	47.6	(47.6)	a.
			496.1	a., e.	496.1	Marketing, selling and administration
			10.9	a.	10.9	Amortization of intangible assets
			12.5	f.	12.5	Asset impairments, restructuring, and other special charges
			4.7	a.	4.7	Interest expense, net of capitalized interest
Other operating income	(8)	(9.5)	9.5	a.
Other operating expenses	8	9.5	(9.5)	a.
Financial income	(1)	(1.2)	1.2
Financial expense	6	7.1	(7.1)	a.
			(5.1)	a.	(5.1)	Other (income) expense, net
Income taxes	68	80.9	(1.2)	g.	79.7	Income tax expense
Income after income taxes	€198	$235.6	$(3.8)		$231.8	Net income (loss)

(i)	Represents the historical condensed combined statement of financial position of the Bayer Animal Health Business as of September 30, 2019 and the condensed combined statement of income for the nine months ended September 30, 2019 and 2018 and the combined statement of income year ended December 31, 2018, all of which are incorporated by reference into this prospectus supplement.

(ii)	Euro amounts are converted to U.S. Dollars at an exchange rate of $1.10 for the statement of financial position and an average rate of $1.18, $1.12 and $1.19 for the statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 and 2018, respectively.

(iii)	A summary of the differences between IFRS and Elanco’s accounting policies is as follows:

a.	Reflects the reclassification of balances to align Bayer Animal Health Business’ financial statement presentation with the Elanco presentation.

b.	Reflects an adjustment to eliminate reversals of impairment recorded by the Bayer Animal Health Business for inventory, these adjustments are not recorded under U.S. GAAP.

c.	Reflects adjustments to reverse the capitalization of R&D costs that are required to be recognized as expenses under U.S. GAAP.

d.	Reflects the elimination of multi-employer pension plan assets and liabilities, which are not recognizable under U.S. GAAP and the associated adjustment to expense amounts.

e.	Reflects the reclassification of shipping and handling costs of $19.9 million, $14.93 million, and $13.1 million for the year ended December 31, 2018 and nine months ended September 30, 2018 and September 30, 2019, respectively, from selling expenses, as presented by the Bayer Animal Health Business in the historical combined statements of income, to cost of sales, which is consistent with Elanco policy.

f.	Reflects the reclassification of special charges from cost of goods sold, general and administrative expenses, research and development expenses, and financial expenses, as presented by the Bayer Animal Health Business in the historical combined statements of income to asset impairments, restructuring, and other special charges.

g.	Reflects the income tax effect of the conversion adjustments based on the Bayer Animal Health Business effective tax rate.